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                                                                    EXHIBIT 10.3



         LEASE, dated the 21 day of January, 2000 by and between J & B REALTY ASSOCIATES, L.L.C., a New Jersey Limited Liability Company, ("Landlord") having an office at 2572 Brunswick Pike, Lawrenceville, New Jersey 08648 and SECURE COMMERCE SERVICES, INC., a Delaware Corporation, t/a Paytrust ("Tenant"), having an office at 29 Emmons Drive, Bldg. B, Princeton, New Jersey 08540-5919.

                                   WITNESSETH:

         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

                                   ARTICLE 1.
                     BASIC LEASE PROVISIONS AND DEFINITIONS


         1.1  BASIC LEASE PROVISIONS

              (a)      Building Address:
                       2572 Brunswick Pike
                       Lawrenceville, New Jersey 08648

              (b)      Real Property:
                       Block 2206, Lot 3.01, Township of Lawrence County of Mercer, State of New Jersey.

              (c)      Landlord Rent and Notice Address:
                       J & B Realty Associates, L.L.C.
                       2572 Brunswick Pike
                       Lawrenceville, N.J. 08648
                       Telefax No.: (609) 883-8404

              (e)      Tenant's Current Address:
                       29 Emmons Drive, Bldg. B
                       Princeton, New Jersey 08540-5919
                       Telefax No.: (609) 720-1819

              (f)      Tenant's Notice Address (upon occupancy):


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                       2572 Brunswick Pike
                       Lawrenceville, N.J. 08648
                       Telefax No.: ________

              (g)      Initial Term:
                       Sixty (60) months

              (h)      Renewal Term(s):
                       Sixty (60) months

              (i)      Security Deposit:
                       (1)  $86,527.38 - Initial Term; $91,678.00 - Renewal Term
                       (2)  $250,000.00 Standby Letter of Credit

              (j)      Rentable Area of Premises:
                       50,266 square feet consisting of 16,500 square feet office space and 33,766 square feet office space converted from warehouse space

              (k)      Location of Premises:
                       Portion of the first (1st) floor of the building located at 2572 Brunswick Pike, Lawrence Township, Mercer County, New Jersey

              (l)      Permitted Use:
                       Executive and general offices purposes, except for uses in connection with a pharmaceutical, printing, or packaging business.

              (m)      Building Size:
                       189,000 Rentable Square Feet

              (n)      Parking Areas:
                       Cars: 200 unassigned parking spaces

              (o)      Guarantors: N/A

              (p)      Specified Broker(s):
                       Commercial Property Network
                       919 Alexander Road
                       Princeton, New Jersey 08540

              (q)      Base Rent:


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                       (1)      Initial Term: $393,495.00 per annum
                                [$140,250.00 per annum ($8.50 per square
                                foot net for renovated office space X 16,500 square feet of office space) plus $253,245.00 per annum ($7.50 per square foot net for office space converted from warehouse space X 33,766 square feet of converted warehouse space)] payable in equal monthly installments of $32,791.25.

                       (2)      Renewal Term: $424,403.00 per annum
                                [$154,275.00 per annum ($9.35 per square
                                foot net for renovated office space X 16,500 square feet of office space) plus $270,128.00 per annum ($8.00 per square foot net for office space converted from warehouse space X 33,766 square feet of converted warehouse space)] payable in equal monthly installments of $35,366.92

              (r)      Additional Rent:

                       (3)      Initial Term:  (a) $62,832.50 per annum ($1.25
                                               per square foot for real estate
                                               taxes and common area maintenance
                                               expense) payable in equal monthly
                                               installments of $5,236.04.

                                               (b) $62,832.50 per annum ($1.25
                                               per square foot for utilities)
                                               payable in equal monthly
                                               installments of $5,236.04.

                                               (c) Tenant's Proportionate Share
                                               of increase in Real Estate Taxes
                                               on Property over the preceding
                                               year Fiscal Year. The total
                                               amount of real estate taxes on
                                               the Property for the 1999 Fiscal
                                               Year are $87,040.00.

                       (4)      Renewal Term:  (a) $75,399.00 per annum ($1.50
                                               per square foot for real estate
                                               taxes and common area maintenance
                                               expense) payable in equal monthly
                                               installments of $6,283.25.

                                               (b) $75,399.00 per annum ($1.50
                                               per square foot for utilities)
                                               payable in equal monthly
                                               installments of $6,283.25.


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                                               (c) Tenant's Proportionate Share
                                               of increase in Real Estate Taxes
                                               on Property over the preceding
                                               Fiscal Year.

                           If, at any time during the term of this Lease, the HVAC system servicing the Premises becomes separately metered to Tenant, then the additional rent for utilities shall be reduced by $0.25 per square foot.

                  (s)      Tenant's Proportionate Share:
                           26.6%

                  (t)      Lease Interest Rate:
                           Prime Rate plus two percent (2%) per annum.

                  (u) Exhibits A through C are attached hereto and made a part hereof.

                  (v)      Tenant's S.I.C. number:


         1.2      DEFINITIONS

         In addition to the words and terms elsewhere defined in this Lease, the following words and terms as used in this Lease shall have the following meanings:

                  (a) Additional Rent: All obligations or charges of any type or nature payable pursuant to this Lease other than Base Rent.

                  (b) Base Rent: The sum set forth in Section 1.1 (q).

                  (c) Building: That structure containing 189,000 rentable square feet located on the Real Property in which the Premises are located.

                  (d) Business Days: All days except Saturday, Sunday and all days observed by the State and Federal governments as legal holidays.

                  (e) Commencement Date: The earlier to occur of (1) the day on which at least 2,000 square feet of the Premises are ready for occupancy (as defined in Article 7) or (2) the day Tenant or anyone claiming under or through Tenant, first occupies any portion of the Premises for business.


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                  (f) Common Area(s): Any area(s) in the Building provided for the common use or benefit of tenants generally and/or for the public located in the Building and those portions of the Real Property which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and employees and invitees and licensees of Landlord and such tenants including without limitation all parking areas, driveways, walkways, landscaped areas, drainage facilities, detention areas, and building signs.

                  (g) Common Area Maintenance Charges ("C.A.M."); Operating expenses for the Common Areas, taxes and insurance as more fully set forth in
Article 15.

                  (h) Expiration Date: Noon of the last day of the last calendar month of the last Lease Year.

                  (i) Fiscal Year: The twelve (12) month period commencing January 1 and ending on the following December 31.

                  (j) Lease Year: Each twelve (12) month period beginning on the Commencement Date and each anniversary thereof, provided the Commencement Date is on the first day of a month. If the Commencement Date falls on a day other than the first day of a month, then the first Lease Year shall begin on the first day of the calendar month next following the Commencement Date.

                  (k) Normal Business Hours: The hours of 8:00 AM to 6:00 PM during Business Days.

                  (l) Partial Lease Month: If the Commencement Date falls on a day other than the first day of a month, the period of time from the Commencement Date through the end of the calendar month in which the Commencement Date falls.

                  (m) Premises: The portion of the floor(s) of the Building consisting of approximately 50,266 square feet of space on the first (1st) floor, as delivered to Tenant for occupancy in phases in accordance with the terms hereof, and all Tenant's Finish Work therein to be provided by Landlord, and all rights and appurtenances related thereto, as more particularly shown on Exhibit A, annexed hereto and made a part hereof.

                  (n) Prime Rate: The Prime Rate published from time to time by Sovereign Bank (or similar institution if such rate ceases to be published) which prime rate shall be its published prime rate and not necessarily the lowest rate charged to its most credit worthy customers.


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                  (o) Real Property: All that certain real property situated in the County of Mercer, State of New Jersey on which the Building and all improvements now or hereafter located thereon are located.

                  (p) Rent: All Base Rent and Additional Rent together with all adjustments thereto.

                                   ARTICLE 2.
                                    PREMISES

         2.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises in the Building situate on the Real Property together with the right to use in common with other tenants of the Building, their invitees, customers and employees the Common Areas.

                                   ARTICLE 3.
                                  TERM OF LEASE

         3.1 The term of this Lease shall begin on the Commencement Date and end on the Expiration Date, or shall end on such earlier time and date upon which said term may expire or be terminated pursuant to the terms or covenants of this Lease or pursuant to law.

                                   ARTICLE 4.
                                       USE

         4.1 Tenant shall use and occupy the Premises only for the Permitted Uses and for no other purpose and may not alter the Permitted Uses or square footage of the Permitted Use(s) without the prior written consent of Landlord which may be withheld in Landlord's discretion or granted subject to conditions.

         4.2 If any governmental license or permit, other than a Certificate of Occupancy and all of the Landlord approvals, permits, and certificates required to obtain same, shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, Tenant, at its sole expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord represents and warrants that Tenant's use of the Premises for executive and general offices purposes is and will be permitted by all Statutes and that electricity, water, heating, ventilating, air conditioning, and plumbing, at the level generally provided for similar uses in comparable buildings in the vicinity of the Building, will be available to Tenant at all times during the Initial Term and Renewal term subject to Section 16.2. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to construct or pay the cost of complying with any covenants, conditions, restrictions


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and encumbrances affecting the Premises, underwriter's requirements or statutes requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's use of the Premises or Tenant's repair obligations pursuant to Article 8 hereof.

         4.3 Tenant shall not at any time use or occupy, nor do or permit anything to be done in the Premises, in violation of any certificate of occupancy (or other similar certificate) governing the use and occupancy of the Premises.

         4.4 Tenant's use of the Premises shall be subject at all times during the term to reasonable rules and regulations adopted by Landlord governing the use thereof. Tenant expressly acknowledges receipt of a copy of the existing Rules and Regulations which have been adopted by Landlord as of this date and incorporated herein as Exhibit B.

         4.5 Landlord reserves the right from time to time to reasonably suspend, amend or supplement its Rules and Regulations applicable to the Premises, provided same do not adversely interfere with Tenant's operations or the intended use hereof, and Tenant agrees to comply with all such Rules and Regulations upon advance written notice of the same from Landlord.

         4.6 In case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

         4.7 Tenant shall have no right to use any part of the roof of the Building or the exterior Building walls.

                                   ARTICLE 5.
                          BASE RENT AND ADDITIONAL RENT

         5.1 Except as modified below in Section 5.7, Tenant shall pay to Landlord Base Rent for each Lease Year during the term, without demand or notice and without any setoff or deduction, in equal monthly installments on the first day of each month in advance together with any and all other sums due and owing Landlord in accordance with this Lease.

         5.2 The first monthly installment of Base Rent shall be due and payable by Tenant on the date hereof. Base Rent for the Partial Lease Month, if any, shall be prorated and shall also be due and payable by Tenant on the Commencement Date.

         5.3 Tenant shall pay to Landlord as Additional Rent: (1) the amounts set forth under Section 1.1 (r) (1) (a) for real estate taxes and C.A.M. charges, (2) the amounts set forth under Section 1.1 (r) (1) (b) for utilities,
(3) an amount equal to any increase in the real estate taxes on


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the Property for each Fiscal Year of the Lease term over the real estate taxes on the Property for the previous Fiscal Year of the Lease term, multiplied by Tenant's Proportionate Share, and (4) all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment in each instance Landlord shall have the same remedies as for a default in payment of Base Rent).

         5.4 Tenant shall pay to Landlord Rent at the address of Landlord set forth in this Lease or at such other place as Landlord may hereinafter from time to time designate to Tenant in accordance with the notice provisions of this Lease. All payments due from Tenant to Landlord pursuant to this Lease shall be paid in legal tender of the United States.

         5.5 Payments of Rent which are not received within ten (10) days after receipt of written notice from Landlord that such payment is due will be subject to a late charge of five percent (5%) of the unpaid amount, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, payments of Rent and any other monetary obligation due Landlord from Tenant not received by Landlord when due shall accrue interest at the Lease Interest Rate (but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law) from the date on which it was due until the date full payment (including accrued interest) is received by Landlord.

         5.6 Provided that Tenant fails to perform any non-financial term, covenant or condition of this Lease and Tenant fails to cure such default within thirty (30) days after receipt of written notice from Landlord, or fails to commence cure within thirty (30) day period where such default could not be reasonably cured within said thirty (30) day period. Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease. In the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord within ten
(10) days of demand all such sums reasonably incurred by Landlord together with interest thereon at the Lease Interest Rate and such sums shall be deemed Additional Rent hereunder and be payable by Tenant as such.

         5.7 Notwithstanding the foregoing, Tenant hereby acknowledges that the Premises shall be deemed to be ready for occupancy in phases and that the obligations of Tenant to pay Base Rent and Additional Rent shall commence as such phases are deemed to be ready for occupancy as defined in Article 7 of this Lease. Accordingly, Tenant shall pay Base Rent and Additional Rent only for such portion of the Premises that becomes deemed ready for occupancy as defined in
Article 7 of this Lease. Tenant hereby acknowledges that the first 16,500 square feet of office space shall be renovated office space and therefore the Base Rent shall be calculated based upon the renovated office rate as set forth in Section
1.1 (q)(1).


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                                   ARTICLE 6.
                           PREPARATION OF THE PREMISES

         6.1 The Premises shall be completed and prepared for Tenant's occupancy in phases, in the manner, and subject to the terms, conditions and covenants, set forth in the scope of work attached hereto as Exhibit C. The facilities, materials and work so to be furnished, installed and performed in the Premises by Landlord at its expense are hereinafter called "Landlord's Work". Such other installations, materials and work which may be undertaken for the account of Tenant by Landlord to finish, equip, decorate and furnish the Premises for Tenant's occupancy are hereinafter called "Tenant's Work". In connection with Tenant's Work, Tenant shall pay to Landlord all sums due from Tenant to Landlord prior to the commencement of the work. Landlord's Work and Tenant's Work shall collectively be known as "Tenant's Finish Work". After review and completion of the final construction drawings, Landlord reserves the right to notify Tenant of any restoration Tenant shall be responsible for upon the termination of this Lease.

                                   ARTICLE 7.
                WHEN PREMISES SHALL BE DEEMED READY FOR OCCUPANCY

         7.1 The Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

             (a) A certificate of occupancy (temporary or final) has been issued by the applicable governmental authorities, allowing Tenant's Permitted Use of the Premises; and

             (b) Landlord's Work, and so much of Tenant's Work as Landlord shall have undertaken in accordance with Exhibit C or by separate agreement, in the Premises have been substantially completed. The Premises shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, decoration or special Tenant Finish Work remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Premises for its intended purpose.

             (c) Notwithstanding anything herein to the contrary, (i) Tenant hereby acknowledges that 2,000 square feet of office space is ready for occupancy upon the execution hereof and Tenant agrees to accept said office space in "as is" condition, and (ii) Landlord shall not be obligated to perform any of Tenant's Finish Work unless and until the Letter of Credit is delivered to Landlord in accordance with the terms of Article 49 hereof.

         7.2 If the occurrence of any of the conditions listed in Section 7.1, and thereby the making of the Premises ready for occupancy, shall be delayed by the gross negligence or willful


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misconduct of Tenant or any of its employees, agents, or contractors, the
Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay and the Commencement Date shall be accelerated by the number of days of such delay. In addition, Tenant shall reimburse Landlord for any and all reasonable losses, costs and damages reasonably suffered by Landlord caused by such delay.

         7.3 If and when Tenant shall take actual possession of the Premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession, unless within thirty (30) days after such date Tenant shall give Landlord notice specifying the respects in which the Premises were not in satisfactory condition. Possession of the Premises shall be conveyed to Tenant in phases in accordance with the dates set forth on Exhibit
C. Nothwithstanding anything to the contrary in this Lease, if the Premises are not delivered to Tenant within the dates prescribed on Exhibit C, through no fault of Tenant, then the date Tenant is otherwise obligated to commence payment of Rent for such phase shall be delayed by one day for each day that actual possession of such phase of the Premises is delayed beyond the delivery date as set forth on Exhibit C.

         7.4 Tenant shall have the right to present Landlord with a written list of incomplete or defective Landlord's Work or Tenant's Finish Work (the "Punch List") provided however that Tenant shall provide such Punch List within ninety
(90) days from when Tenant shall have taken actual possession of the Premises (or any portion thereof based on inspection with representatives of Tenant and Landlord present. Landlord shall proceed diligently to complete all such Punch List items within thirty (30) days after receipt of Tenant's Punch List and such additional time as may be reasonably required because of the nature of the defect, unavailability of materials or supplies or other reasons not subject to Landlord's control.

                                   ARTICLE 8.
                    MAINTENANCE AND REPAIRS, COVENANT AGAINST
                         WASTE, AND RIGHT TO INSPECTION

         8.1 Tenant shall take good care of the Premises and the fixtures and appurtenances therein and shall so use, operate and maintain the Premises and the fixtures and appurtenances so as to keep the same in good order and condition. Tenant, at its sole cost and expense, shall promptly make all repairs to the Premises, (except those repairs described in Article 9 which shall be undertaken by Landlord at Tenant's sole or partial expense) including but not limited to the exterior entrance doorway, interior passage doors, vestibule, interior and exterior glass and windows, cabinets, millwork, locks, hardware, interior walls and finish work, floors and floor coverings, ceilings and mechanical, HVAC, electrical, and plumbing systems serving only the Premises. Any repair to the Premises not expressly assumed by Landlord shall be Tenant's responsibility. Notwithstanding the foregoing, Tenant shall not be required to make any repairs that are (i) necessitated by the acts or omissions of Landlord or its agents, employees or


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contractors, (ii) occasioned by casualty pursuant to the terms of Section 18 hereof, (iii) occasioned by condemnation pursuant to the terms of Section 19 hereof, (iv) required as a consequence of any violation of Law by Landlord or construction defect existing as of the date hereof in Tenant's Finish Work, the Building or Common Area, or (v) for which Landlord receives reimbursement from others, provided, however, that Landlord shall not be obligated to make any claims for any such reimbursement.

         8.2 Tenant shall give prompt notice of any repair for which Landlord may be responsible to undertake, whether at Landlord's or Tenant's expense under the Lease.

         8.3 Tenant shall keep the Premises in a clean and sanitary condition (including the interior glass window surfaces) and free from rubbish, flammable or other objectionable materials. Tenant shall procure and keep in force during the term of this Lease an agreement for janitorial services which shall be submitted to Landlord for its prior consent, which consent shall not be unreasonably withheld.

         8.4 Tenant shall procure and keep in force during the term of this Lease, service and preventive maintenance contracts upon the heating, ventilating and air-conditioning equipment systems ("HVAC") and gas fired unit heaters servicing the Premises with a bonded contractor expressly approved by Landlord.

         8.5 Tenant shall allow the Landlord to inspect the Premises during normal business hours upon reasonable notice. Tenant agrees to cooperate with any service people and make the Premises available to them on a reasonable basis. Tenant will not do, suffer or commit any act or omission, whether upon the Premises or otherwise, which might or would result in voiding or impairing the obligations of any such maintenance contract. Landlord's service people shall conduct such inspection and any work on the Premises in such a manner as to minimize the interference with Tenant's use and occupancy of the Premises.

         8.6 Tenant shall advise Landlord of any proposed repair affecting the mechanical, HVAC, electrical, plumbing, sanitary, sprinkler or other basic service system servicing the Premises and any repair which would effect the outside appearance of or strength of the Building, or any of its structural parts. Tenant shall be entitled to the benefit of any warranties which Landlord holds on the Premises. Tenant shall not undertake any repair work in a manner which may void any provision of any such warranty.

         8.7 All repairs undertaken by Tenant shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances and codes. All materials and workmanship shall be of good quality and at least equal in quality and class to the original work or installation. All repairs shall be done as promptly as is possible and practicable under the then existing circumstances.


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         8.9 The term "repair" or "repairs", as used in this Lease shall be given its broadest meaning and is intended to include maintenance, replacements, restorations and/or renewals, when necessary. If Tenant fails to obtain service contracts as required herein or to make a repair as required herein after receipt of written notice from Landlord stating such failure, Landlord may, at its election, cause such repair to be made and the amount so expended together with interest thereon at the Lease Interest Rate shall be deemed Additional Rent payable to Landlord from Tenant within ten (10) days of demand by Landlord for same.

                                   ARTICLE 9.
                             OBLIGATIONS OF LANDLORD

         9.1 Landlord, subject to Landlord's rights contained herein to collect the costs, in whole or in part, from Tenant, shall keep and maintain (i) the structural parts of the Premises, including, but not limited to, the foundation, floor slab, exterior walls, structural framing and load bearing walls and roof (excluding any mechanical equipment), (ii) all utility and other building systems serving the Building (other than the Premises), including, without limitation, the mechanical, HVAC, electrical and plumbing systems, subject to the provisions of Section 16.2, and (iii)the Common Areas, in good working order, condition and repair and Landlord shall make, with all due diligence, all repairs to the same and be responsible for snow removal (including removal of all accumulations of snow and ice from the roadways and walks and parking lots leading to, in, and around the Building), general ground maintenance and landscaping and where any such repairs or maintenance have been necessitated by the proven misuse or neglect on the part of Tenant or its employees, agents, licensees or visitors, Landlord shall make the repair and do the requisite work and the cost thereof together with interest thereon at the Lease Interest Rate shall be charged to Tenant as Additional Rent payable within ten (10) days after demand by Landlord.

         9.2 Landlord agrees that in the event that it shall perform work on the Premises, it shall do so in a good and workmanlike manner and in such a manner so as to cause minimal inconvenience to Tenant. Notwithstanding the foregoing, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to Tenant's business arising from Landlord's making any repairs, or changes which Landlord is required or permitted by this Lease, or required by law, to make and the same shall not constitute an eviction, either constructive, actual or partial, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant, and to the extent practical in such manner as will not materially interfere with Tenant's use and occupancy of the Premises. Nothing contained herein shall require Landlord to do any work at any time other than Normal Business Hours if the doing of such work at other than Normal Business Hours would cause Landlord additional expense.


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         9.4 Tenant hereby acknowledges that Landlord shall not be providing the security which Tenant may require with respect to its Permitted Use(s). Landlord and Tenant hereby expressly acknowledge that Tenant shall be required, with the prior written consent of Landlord, to install such security systems as Tenant may require with respect to its Permitted Use(s) and that all costs and expenses with regard to such security to be provided by Tenant shall be at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall secure all entranceways, passageways and doorways located around the perimeter of the Premises in the interior of the Building which are adjacent to office space leased to other tenants in the building, provided, however, that such entranceways, passageways and doorways shall remain accessible for emergency ingress or egress.

         9.5 Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants' quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall not permit its employees to create an unsightly condition from the Premises to the common areas or to the parking lot, with regard to smoking, including the disposal of cigarettes, in the courtyard and for outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

                                   ARTICLE 10.
                        PARKING AND USE OF EXTERIOR AREAS

         10.1 Tenant and its agents, servants, employees or invitees shall have the right to use, without additional charge, on a non-exclusive basis in common with other tenants of the Building the number of parking spaces set forth in
Article 1.1(n). Landlord hereby represents that at least such number of parking spaces will be available for the use of Tenant and its agents, servants, employees or invitees. In connection with the use of the access driveways and parking areas, Tenant shall not use the same in connection with the conduct of its business so as to interfere with the use by others of the access driveways, parking areas, other loading areas and with the vehicular traffic in and out of the Premises.

         10.2 Tenant may not utilize any portion of the land outside of the Premises for outside storage of any kind.

                                   ARTICLE 11.
                         SIGN(S) AND BUILDING DIRECTORY

         11.1 Except as set forth in Section 11.2 below, no sign, awnings, canopies, identification advertisement or notice (collectively "signs") shall be affixed to or placed upon any


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part of the Premises by Tenant, except in such location, manner of fixation, and of such size, design, text and color as shall be approved in advance in writing by Landlord and further provided:

              (a) All such signs shall be consistent with the standards for the Building as now exist or as may be reasonably developed by Landlord;

              (b) Tenant shall obtain all required governmental permits and approvals;

              (c) All costs and expenses associated therewith are borne solely by Tenant;

              (d) Tenant, at its sole cost and expense, shall maintain and repair said signs in compliance with any and all orders, regulations, requirements and rules of any applicable public authority;

              (e) The erection of signs shall not cause any structural damages to the Building; and

              (f) Upon Landlord's request, Tenant agrees to remove such signs and restore the Premises to its original condition, wear, tear and weathering excepted upon the expiration or earlier termination of this Lease.

         11.2 Tenant may, at Tenant's cost and expense, place a sign with Tenant's tradename "Paytrust" on the pylon located on the island at the entrance way on Route One, provided that such sign is in compliance with all laws, regulations and ordinances.

         11.3 It is expressly understood and agreed that Tenant shall not erect sign(s) on the roof.

         11.4 Landlord shall have the right without notice to Tenant and without any liability for damage to the Premises, reasonably caused thereby, to remove any sign displayed or affixed in violation of this Article and Landlord's costs hereof shall be charged to Tenant as Additional Rent together with interest at the Lease Interest Rate payable within ten (10) days after demand by Landlord.

                                   ARTICLE 12.
                                   ALTERATIONS

         12.1 Tenant shall make no changes, alterations, additions, installations, or substitutions, improvements in the Permitted Uses and/or in and to the Premises in excess of

$5,000.00 (hereinafter collectively "Tenant Changes") without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, and then only by contractor's or mechanics approved by Landlord.

         12.2 All proposed Tenant changes shall be submitted to Landlord for its written approval, at least thirty (30) days prior to the date Tenant intends to commence work, such submission to include all plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of the Tenant Changes. If Landlord consents to the Tenant Changes, Tenant may commence and diligently prosecute to completion the same, under the direction of Landlord.

         12.3 Notwithstanding the provisions of Section 12.2, all proposed Tenant Changes to the Premises which shall affect, alter or increase the usage of:

              (a) The mechanical, electrical, plumbing, sanitary, heating, ventilating, air-conditioning, sprinkler system or other service systems of the Building;

              (b) The outside appearance of the Building;

              (c) The strength of the Building or any of its structural parts;

              (d) Any part of the Building outside the Premises; and/or

         12.4 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Landlord shall cooperate with the Tenant in the application for any necessary governmental permits or certificates where required. Tenant Changes shall be performed in such manner as not to unreasonably interfere with the use by the other tenants of their demises nor interfere with Landlord's ownership, operation and maintenance of the Building (unless Tenant shall indemnify Landlord therefor to Landlord's reasonable satisfaction) so as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant Changes, Tenant, at its expense, shall carry or cause to be carried, Worker's Compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, in which Landlord and its agents shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord and such other insurance as required in Article 17. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant Changes. If any of the Tenant Changes shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like size and utility and at least equal value unless Landlord shall otherwise expressly consent in writing, and Tenant shall store such removal fixtures and at Landlord's request reinstall the original equipment or other property in the Building.

         12.5 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenants Changes which shall be issued by any public authority having or asserting jurisdiction. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that:

              (a) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

              (b) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

              (c) Tenant shall keep Landlord advised as to the status of such proceedings.

         12.6 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate union contracts of Landlord or its agents or contractors affecting the Premises.

         12.7 Landlord shall have the absolute right to condition its consent of a Tenant Change upon:

              (a) Tenant paying a sum as reasonably estimated by Landlord of its cost of restoring the Premises or portions thereof to a condition substantially equivalent to that existing immediately prior to the Tenant Changes; and/or

              (b) Tenant entering into a Restoration Agreement with Landlord requiring, without limitation, Tenant (i) to restore the Premises or portions thereof to its condition immediately prior to the Tenant Changes, (ii) to post with Landlord such security as Landlord may reasonably require to insure Tenant's compliance therewith, and (iii) to provide insurance in form and substance reasonably acceptable to Landlord.

         12.8 In the event Landlord shall hereafter determine in its sole and absolute discretion, and without any obligation to do so, to erect additional structures or to construct improvements on all or any portion of the Building, Tenant hereby consents thereto and to the performance of work necessary to effect the same and attendant inconvenience caused thereby, provided Landlord agrees to use reasonable efforts to minimize such attendant inconvenience to Tenant's ability to utilize the Premises. The design, materials and performance of necessary work therefor shall be in the sole unrestricted discretion of Landlord.

                                   ARTICLE 13.
                                TENANT'S PROPERTY

         13.1 The title to all fixtures, equipment, additions, appurtenances, improvements, repairs and decorations (including without limitation any carpeting and hard surface, bonded or adhesively affixed flooring, wall coverings, heating and air conditioning) attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant shall vest in Landlord upon the installation thereof and shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as expressly provided in this Lease.

         13.2 Notwithstanding the above, all business and trade fixtures, machinery, equipment and other types of fixtures, whether or not attached to or built into the Premises by or for the account of Tenant, without expense to Landlord, which can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease, provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from such removal. Any equipment, property or other work for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been attached to or built into the Premises by or for the account of Tenant without expense to Landlord and shall not be considered Tenant's Property. Prior to the Expiration Date or any earlier termination of this Lease, Tenant at its expense, shall remove from the Premises all of Tenant's Property and if required by Landlord, remove all items of work done by or on behalf of Tenant pursuant to Article 12 ("Tenant Changes") and Tenant shall repair any damage to the Premises resulting from such removal and restore the Premises to its condition prior to installation or construction of such

Tenant's Property, or Tenant Changes or as otherwise required by Landlord. If Tenant fails to remove its Property and/or otherwise fails to perform any restoration required of it under this Lease, then Tenant shall be deemed a hold-over Tenant as contemplated in Article 35.

         13.3 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Premises after the Expiration Date or after a period of ten (10) days following an earlier termination date, may at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability to Tenant therefor or any third party with an interest in same, in such manner as Landlord may see fit at Tenant's sole cost and expense. Any damage to the Premises in causing removal of Tenant's Property shall be Tenant's responsibility.

                                   ARTICLE 14.
                               CONSTRUCTION LIENS

         14.1 Tenant shall not suffer any construction lien or notice of unpaid balance due to be filed against the Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises, or any part thereof, through or under Tenant. If any construction lien or notice of unpaid balance due shall at any time be filed against the Premises, (unless the labor or materials were actually performed for or furnished to Landlord in connection with its obligations under this Lease) Tenant shall at Tenant's cost, within fourteen (14) days after knowledge or notice of the filing of any construction lien or notice of unpaid balance due, cause the same to be removed or discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise.

         14.2 If Tenant shall fail to remove or discharge any construction lien or notice of unpaid balance due within the prescribed time, then in addition to any other right or remedy of Landlord, Landlord may, at its option, procure the removal or discharge of the same by payment or bond or otherwise. Any amount paid by Landlord for such purpose, together with all legal and other expenses of Landlord in procuring the removal or discharge of such lien or notice of unpaid balance due and together with interest thereon at the Lease Interest Rate shall be and become due and payable by Tenant to Landlord as additional rent, and in the event of Tenant's failure to pay therefor within fifteen (15) days after demand, the same shall be added to and be due and payable with the next month's Rent.

         14.3 Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability arising out of Tenant's use or occupancy of the Premises.

                                   ARTICLE 15.
                         COMMON AREA MAINTENANCE CHARGES

         15.1 Commencing on the Commencement Date and throughout the term of the Lease, Tenant agrees to pay as Additional Rent the Common Area Maintenance Charges ("C.A.M.") as set forth in Section 1.1(r)(1).

                                   ARTICLE 16.
                          UTILITY SERVICES AND CHARGES

         16.1 Commencing on the Commencement Date and throughout the term of the Lease, Landlord shall furnish to the Premises electric, gas and water service. As consideration for such service, Tenant agrees to pay as Additional Rent the Utilities Charge as set forth in Section 1.1(r)(2).

         16.1 Notwithstanding the foregoing, in the event that the HVAC unit shall be separately-metered to the Premises, the Utilities Charges shall be decreased as set forth in Section 1.1(r)(2) and thereupon Tenant shall pay directly to the utility company all billings and charges of the utility company for such HVAC unit during the remainder of the term and also thereafter until Tenant vacates the Premises and terminates such utility services and shall pay all charges of the utility companies incident to termination.

         16.2 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of any utility furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason except for the gross negligence of Landlord or Landlord's agents.

         16.3 Tenant's use of electric energy in the Premises shall not at any time exceed the "capacity", as defined herein, of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such "capacity" is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as Additional Rent within ten (10) days of Landlord's demand. As used in this
Section 16.3, the term "capacity" shall be defined as (i) 10,000 kwh per month during any of the "periods", as defined herein, and (ii) 100 kw demand load at any time during any of the "periods". As used in this Section 16.3, the term "periods" shall be the peak, off-peak and intermediate periods as defined by the utility providing the electrical service to the Premises.

         16.4 Tenant, upon written notice to Landlord, may, at its sole cost and expense, connect to the Premises, up to the five (5) T-1 telephone lines serving the Building as of the date hereof. Tenant hereby acknowledges that there are six (6) T-1 telephone lines serving the Building as of the date hereof.

                                   ARTICLE 17.
                                    INSURANCE

         17.1 During the term of this Lease, Tenant shall, at its own cost and expense, provide and keep in force the following insurance:

              (a) Comprehensive General Liability Insurance relating to the Premises and its appurtenances on an occurrence basis, including but not limited to contractual liability in connection with Tenant's indemnity of Landlord herein with minimum limits of liability in an amount of not less than Two Million ($2,000,000.00) Dollars combined single limit for bodily injury or death and/or property damage including water damage and sprinkler leakage;

              (b) "All Risk" property insurance, including coverage for flood and earthquake and loss of rents, upon Tenant's Property, including decorations, trade fixtures, furnishings, equipment and all contents of the Premises in an amount equal to the full replacement value;

              (c) During the course of construction of any Tenant Change and until completion thereof, Builder's Risk insurance on an "All Risk" basis on a completed value form for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), and Landlord's mortgages in all work incorporated in the Building and all materials and equipment in or about the Premises;

              (d) Workers' Compensation Insurance, as required by law;

              (e) Such other insurance in such amounts as Landlord or Landlord's mortgagees may reasonably require from time to time; and Tenant shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket insurance policies covering the Premises so long as such blanket policies comply as to the terms and amounts with the insurance provisions set forth in this Lease.

         17.2 All policies of insurance procured by Tenant shall be issued by insurance companies reasonably acceptable to Landlord, licensed to do business in the State of New Jersey and be in form and substance reasonably acceptable to Landlord. All policies of insurance procured by Tenant shall be written as primary policies as opposed to a policy which would contribute to or provide coverage only in excess of a coverage which Landlord may carry. Tenant shall not carry separate or additional insurance, concurrent in form or contributing, in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease.

         17.3 All insurance required to be procured by Tenant pursuant to (a) and (c) of Section 17.1 hereof shall name Landlord and any other parties in interest from time to time designated by Landlord to Tenant as additional insured and shall contain a cross liability endorsement to the effect that Landlord and Landlord's managing agent and any such other party in interest although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to them, their servants, agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence or tortious acts of Tenant. Additionally, all policies of insurance procured by Tenant shall contain endorsements providing as follows: (1) that such policies may not be materially changed, amended, reduced, cancelled or allowed to lapse with respect to Landlord or other party interest except after thirty (30) days' prior written notice from the insurance company to each in a manner consistent with the notice provisions of this Lease, and (2) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an additional insured.

         17.4 Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other insured casualty loss a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable, (1) an express agreement by each party's insurance company that such policy shall not be invalidated if the insured waives or has waived before the casualty or liability the right of recovery against any party responsible for a casualty or liability covered by the policy, or (2) any other form of permission by each party's insurance company for the failure of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable, the insured party shall so notify the other party promptly after learning thereof. Each party hereby waives their right to recover damages, loss or injury no matter how caused, for any such damage, loss or injury required to be insured (whether or not such coverage is in effect) by each party hereunder, it being understood that the parties will look solely to their insurer for reimbursement.

         17.5 A duly executed certificate of insurance evidencing any of the policies in which Landlord is an additional insured and all other policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord on or before the Lease Commencement Date. Any endorsements to any such policies shall also be so deposited upon issuance thereof and each renewal or replacement of a policy shall be so deposited not less than thirty (30) days prior to the expiration of such policy. The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant's liability under this Lease.

         17.6 Landlord may from time to time (but not more frequently than once in any twelve (12) month period) review and require reasonable modifications to the insurance limits contained in this Article 17.

         17.7 If Tenant shall at any time neglect to maintain the insurance coverage as herein required, Landlord may, at its election, after giving written notice to Tenant and after opportunity to cure within thirty (30) days, procure or renew such insurance and the amount so paid therefor by Landlord, including reasonable expenses and interest thereon at the Lease Interest Rate shall be deemed Additional Rent payable by Tenant to Landlord within ten (10) days after demand by Landlord.

         17.8 Tenant shall not violate or permit the violation of any condition imposed by any fire insurance, other casualty insurance or liability insurance policy carried by Landlord or Tenant with respect to the Premises, or any portion of the Building and shall not do or permit anything to be done, or keep or permit anything to be kept, in the Premises which may (1) increase the fire, other casualty or liability insurance rates on the Building above the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium as provided for below), or (ii) result in insurance companies of good standing refusing to insure the Building in amounts reasonably satisfactory to Landlord. If by reason of any act or omission of Tenant, there is an increase in the fire, other casualty or liability insurance rates on the Building above the rate which would otherwise be in effect, Tenant shall reimburse Landlord on demand for that part of the premium or premiums for insurance coverage paid by Landlord because of such failure to comply on the part of Tenant together with interest at the Lease Interest Rate in addition to any other remedies which Landlord may have pursuant to this Lease and such reimbursement shall be deemed Additional Rent and shall be in addition to Tenant's C.A.M. Charge. In determining whether any increase in such rates is the result of anyone claiming by, through or under Tenant, a schedule or rule book issued by the Insurance Service Organization or any insurance rating organization having jurisdiction selected by Landlord, or the rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums.

                                   ARTICLE 18.
                                FIRE AND CASUALTY

         18.1 If the Building or the Premises are damaged or destroyed by fire or any other casualty to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) or the Premises (as applicable) just prior to the occurrence of the damage, or if the damage or destruction occurs during the last eighteen (18) months of the term of the Lease, then Landlord may, no later than the sixty (60) day following the damage, give Tenant a notice of election to terminate this Lease, or, if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value or if the Premises shall not be reasonably usable for the purpose for which it is leased hereunder, then Tenant may, no later than the fifteenth
(15th) day following the damage, give Landlord a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Tenant shall surrender possession of the Premises on the termination date and the Rent shall be apportioned as of the date of said damage or destruction, and any Rent paid for any period beyond said date shall be repaid to Tenant. If the cost of restoration as reasonably estimated by Landlord shall amount to less than twenty-five percent (25%) of said replacement value of the Building or Premises (as applicable), or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall, subject to the provisions of Section 18.3, restore the Building and the Premises with reasonable promptness not to exceed one hundred eighty (180) days from the date of casualty, subject to force majeure, availability of materials or any other cause beyond Landlord's reasonable control. Notwithstanding the foregoing, Tenant shall have a right to terminate this Lease, if the damage or destruction occurred during the last eighteen (18) months immediately prior to the expiration of the term and the Premises are not reasonably usable for the purposes for which it is leased hereunder. If the Premises are not ready for occupancy at the expiration of such one hundred eighty (180) day period as it may be extended, and prior to substantial completion by Landlord of its work, Tenant shall have the right to terminate this Lease at any time thereafter by serving Landlord with thirty (30) days written notice thereof. Landlord may vitiate the effect of such notice by substantially completing its work within such fifteen (15) day period. In the event the term of this Lease shall be terminated as aforesaid, Landlord shall be entitled to receive and retain all proceeds of insurance which are payable in connection with such damage.

         18.2 Tenant shall continue to be responsible to pay rent after a partial destruction of the Premises. The Rent shall, however, abate equitably and proportionately during such period of time as the Premises shall be untenantable to the extent of such untenantability during the period from the date of such damage or destruction until the earlier to occur of (1) the date the Premises are deemed ready for occupancy, or (ii) Tenant occupies the Premises to conduct its Permitted Use, provided, however, that (a) if the damage shall be attributable to the fault or negligence of Tenant, its agents or employees such abatement shall not exceed the amount Landlord receives from "rent insurance" policy payments or continue for a term longer than the period of time during which Landlord receives such "rent insurance" policy payments attributable to the Premises and (b) if Landlord or the holder of any superior mortgage, if any, shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors in connection with the processing of any claim, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents. The words "restoration" and "restore" as used in this Paragraph shall include repairs.

         18.3 Landlord's duty to restore shall at all times be subject to the approval and consent of the then holder of any mortgage affecting the Premises and the willingness of such mortgagee to make the proceeds of the casualty insurance policies available to Landlord for such purposes and subject to the terms and conditions of any mortgage affecting the Premises. If the holder of a mortgage affecting the Premises is not willing to make the casualty insurance proceeds available to them, Landlord shall notify Tenant of such fact immediately. Upon receipt of such notice Tenant may cancel this Lease effective as of the date of the casualty unless Landlord elects to restore without the benefits of such proceeds.

         18.4 Landlord will not carry insurance of any kind on Tenant's Property, and shall not be obligated to repair any damage thereto.

         18.5 Notwithstanding anything to the contrary herein, if the Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord shall have the right to terminate this Lease upon giving the Tenant thirty (30) days notice and upon the expiration of said thirty (30) day notice period this Lease shall terminate as if such termination were the Expiration Date.

         18.6 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Article.

                                   ARTICLE 19.
                                  CONDEMNATION

         19.1 In the event that any public authority or agency holding the power of eminent domain under applicable law shall at any time during the term of this Lease condemn or acquire title in lieu of condemnation of substantially all of the Premises, this Lease and the term hereby created shall terminate and expire as of the date upon which title shall vest in such authority, and Tenant shall pay rent only to the time of such vesting of title. In such event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

         19.2 If there shall be only a partial taking or condemnation as aforesaid which shall not substantially prevent Tenant's use of the Premises for purposes of its business, this Lease shall thereafter continue as to the untaken part and Tenant shall be entitled to a reduction in the Base Rent in such proportion and in such manner as shall be fair and equitable. If the parties hereto cannot agree thereto the dispute shall be settled by arbitration as set forth in this Lease. No part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, subject to the rights of any holder of a mortgage affecting the Premises, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Premises and/or other improvements to usable condition to the extent of the condemnation award received.

         19.3 Should any part of the Premises be taken to effect compliance with any law or requirement of public authority then, (1) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the Rent hereunder shall be adjusted in the same manner as is provided in Section
19.2 according to the reduction in rentable area of the Premises resulting from such taking.

                                   ARTICLE 20.
                     ENVIRONMENTAL COMPLIANCE AND COVENANTS

         20.1 Tenant shall, at Tenant's sole expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Premises, as well as any other environmental law, rule, or regulation relating to Tenant's use and occupancy of the Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all the requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection and Energy ("NJDEP"). Should the Bureau or any other division of NJDEP, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expenses prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all relevant, non-privileged information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all relevant, non-privileged information as requested by

Landlord, and, make all submissions and take all actions required by the Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Premises, provided that such spills or discharges which occurred during the term of this Lease were caused by Tenant or its agents, employees, invitees, or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord, but Tenant agrees to reasonably cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Premises.

         20.2 Tenant covenants not to discharge any "Hazardous Substances" or "Wastes" (as said terms are defined in ISRA and/or the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq. or any other Environmental Law) upon the Premises or any adjacent lands. In the event of any such discharge, Tenant shall immediately notify Landlord, and shall, at Tenant's sole cost and expense, forthwith remove and clean up all such hazardous substances and wastes and take any and all actions required by law.

         20.3 Tenant, at its sole cost and expense, agrees to conduct any and all environmental testing and sampling and submit all necessary applications required by ISRA not more than two months before the earlier of (1) the anticipated Expiration Date of this Lease, or (ii) the date on which Tenant intends to "close, terminate or transfer operations" at the Premises (as those terms are defined in ISRA). Tenant shall notify Landlord at least (7) days in advance of any such testing or sampling and permit Landlord or its representatives to observe all testing and sampling activities. Tenant shall provide to the Landlord, within seven (7) days after Landlord's request the following:

              (a) The name, address and telephone number and primary contact name of Tenant's environmental testing or sampling consultants or contractors; and

              (b) Written authorization to such consultant or contractor to communicate freely with Landlord or its environmental consultants and to provide to Landlord or its environmental consultants, copies of all non-privileged written materials relating to the Premises.

         20.4 Tenant agrees, at its sole cost and expense, to obtain all necessary governmental approvals and to remove and cleanup any Hazardous Substances or Wastes which were spilled or discharged during the term of the Lease and were caused by Tenant or its agents, employees, invitees, or contractors, prior to cessation of operations or termination of this Lease. Tenant's obligations under this Section 20 shall survive the expiration or earlier termination of this Lease and, in the event of such termination or expiration of this Lease, Tenant's rights under the Lease shall be limited to a right of access for the sole and limited purpose of completing the required cleanup.

         20.5 Landlord shall have the right to inspect the Premises and surrounding lands and waters and to conduct environmental surveys and testing of any nature whatsoever (collectively "Inspection") at any time. Landlord's right to conduct Inspection shall include without limitation a right of access to all portions of the Premises for testing and a right to inspection of Tenant's raw materials, processes, work in progress, furnished products, machinery, waste disposal procedures, waste disposal equipment and waste materials, and the right to remove samples of any of the foregoing for analysis. The cost of such Inspection shall be the responsibility of Landlord unless any one or more of the following conditions are applicable, in which event the entire cost and expense of the Inspection shall be borne by the Tenant:

              (a) The Inspection occurs within six (6) months prior to or within a reasonable time after (1) the Expiration Date of the Lease or the closure, termination or transfer of operations at the Premises and Tenant has failed to provide such testing as required in Article 20.3 above, (ii) the assignment or sublease of all or a portion of the Premises by Tenant, or (iii) the termination of any such assignment or sublease; or

              (b) The Inspection is required by any governmental authority having jurisdiction ("Environmental Regulator"); or

              (c) The Inspection reveals any unlawful environmental contamination of or discharge on the Premises; or

              (d) The Inspection is the result of or in response to any discharge, spill or contamination of the Premises, or any cleanup of any of the foregoing. As used herein, the costs and expenses of Inspection are all costs directly or indirectly related to such Inspection, or as may be required by any Environmental Regulator in the formulation of a cleanup plan or otherwise.

         20.6 Landlord shall have the right of injunctive relief and any other equitable remedies available to enforce any and all of Tenant's obligations under this Article.

         20.7 Landlord shall have the right to remedy any environmental contamination revealed by an Inspection or cleanup required by any Environmental Regulator, at Tenant's sole cost and expense, and any amounts paid or incurred by Landlord shall be due from Tenant together with interest at the Lease Interest Rate within ten (10) days upon demand and be deemed Additional Rent.

         20.8 All rights and remedies of the Landlord under this Section are cumulative and in addition to any other rights or remedies provided to Landlord elsewhere in this Lease or pursuant to applicable law. In the event of any conflict between the provisions of this Article and the other provisions of this Lease, the provision which gives the greater protection to the Landlord shall control.

         20.10 Tenant shall indemnify, defend and save harmless Landlord from all liabilities, fines, suits, procedures, claims, costs and expenses including reasonable attorneys fees and actions of any kind arising out of or in any way connected with any violation of any Environmental Law, including without limitation any spills or discharges of Hazardous Substances or Wastes at the Premises which occurred during the term of this Lease and were caused by Tenant or its agents or contractors.

         20.11 If any Environmental Law or regulation is modified or amended, then Tenant shall have the responsibility of complying with such statute and/or regulation and Tenant shall assume the cost of said compliance and agrees to indemnify, defend and save Landlord harmless from and against any and all liability, loss, costs and expenses, including reasonable attorney's fees arising out of these statutes or regulatory obligations, to the extent that such compliance is necessitated by Tenant's acts or omissions.

         20.12 Landlord represents and warrants that the Premises are in compliance with all applicable federal, state and local environmental laws, regulations and ordinances. Landlord further represents and warrants that no leak, spill, release, discharge, emission or disposal of any Hazardous Substances or Wastes has occurred on the Premises to date which has not been remediated and that the soil, groundwater and soil vapor on or under the Premises is free of any Hazardous Substances or Wastes as of the date that the term of this Lease commences.

         20.13 For purposes of this section the term "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or to the environment, and relating to the Premises, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, ("SARA"), and as may be further amended, all together herein called ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended and the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1k-6 et. seq. and the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et. seq.

                                   ARTICLE 21.
                           COMPLIANCE WITH LAWS, ETC.

         21.1 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority and Tenant shall, at its own cost and expense, promptly comply, or cause compliance with, all laws and ordinances and the orders, rules, regulations and requirements of all federal, state, county and municipal governments, and appropriate departments, commissions, boards and offices thereof, and the requirements of any insurer of the Premises or the Board of Fire Underwriters or any other body (all of the above being hereinafter collectively referred to as "Statutes"), now or hereafter exercising similar functions foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy or require repairs, alterations, equipment or additions or any work of any kind and irrespective of the cost thereof, which may be applicable to the manner of use of the Premises by the Tenant at the commencement of or during the term of this Lease.

         21.2 Landlord warrants and represents that (1) the Building and other improvements (exclusive of any Tenant Finish Work not constructed by Landlord) were or shall be, as appropriate, built substantially in accordance with the plans and specifications, as approved by and on file with the Municipality in which the Premises are located, (ii) that said plans and specifications comply with all applicable statutes with respect to the construction of the Building, including, but not limited to the requirements of Title III of the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., and (iii) that all applicable permits necessary for the construction thereof have been obtained and complied with.

         21.3 Except with respect to Landlord's obligations under Article 7, Tenant shall, at its own cost and expense, obtain and keep in full force and effect any and all necessary permits, licenses, certificates or other authorizations required in connection with the lawful and proper use, occupancy, operation and management of the Premises and Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liability, damage, loss, costs and expenses (including reasonable attorneys' fees) in connection therewith.

         21.4 No abatement, diminution or reduction of the Rent or other charges required to be paid by Tenant pursuant to the terms of this Lease, shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the State, county or city government, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any matter or thing resulting therefrom, nor shall this Lease be affected by any such causes unless within Landlord's control.

                                   ARTICLE 22.
                                 INDEMNIFICATION

         22.1 Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following occurring during the term of this Lease, or during any period of time prior to the Commencement Date or after the Expiration Date that Tenant may have been given access to or possession of all or any part of the Premises:

              (a) Any work or thing done in or about the Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees;

              (b) Any negligence, or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

              (c) Any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof;

              (d) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

         In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by competent counsel. Tenant's covenants and obligations under this Article shall survive the expiration or sooner termination of the term of this Lease. Notwithstanding anything herein contained to the contrary, Tenant shall not be obligated or required hereunder, to hold harmless or indemnify Landlord from or against any liability, loss, cost, expense or claim arising solely from any act, omission or negligence of Landlord or its agents, servants, employees or contractors. The provisions hereof are not intended to abrogate the provisions regarding waiver of subrogation by the parties to the Lease.

                                   ARTICLE 23.
                              SURRENDER OF PREMISES

         23.1 Tenant shall, upon the expiration or sooner termination of the term of this Lease or upon any re-entry by Landlord upon the Premises, surrender to Landlord the Premises, together with all alterations (unless Tenant shall be required to remove same pursuant to the initial agreement for the Tenant Finish Work or by reason of any consent given or required to be given by Landlord in connection with a Tenant Change) and replacements thereof then on the Premises or required to be on the Premises, broom clean and in good order, condition and repair, except for reasonable wear and tear. If Tenant fails to perform any restoration required of it under this Lease on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a hold-over Tenant under Article 35 of this Lease until such time as Tenant has completed such restoration.

                                   ARTICLE 24.
                    ASSIGNMENTS, SUBLETTING AND ENCUMBRANCES

         24.1 Tenant shall not sell, assign, sublet, mortgage, pledge, or, in any manner, transfer or encumber this Lease or any estate or interest hereunder (hereinafter designated as Assignment), or sublet the Premises or any part thereof without the previous written consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed. With respect to assignments and sublets, Landlord's consent shall not be unreasonably withheld provided that (1) Tenant provides Landlord with such information about the proposed assignee/subtenant as Landlord reasonably requests, (ii) Tenant is not in default hereunder, (iii) Tenant shall provide Landlord with reasonable access to the Premises for inspection and testing thereof, (iv) the use by the proposed assignee or subtenant does not, in Landlord's sole discretion, adversely affect the Premises by virtue of environmentally related factors or lessen the present or future value of the Premises, and (v) the use by the proposed assignee or subtenant does not increase risk or endanger the Building or the occupants thereof. In any of the events aforesaid, Tenant, nevertheless, shall remain primarily liable for the payment of the Base Rent and all Additional Rents, and the performance of Tenant's other covenants and obligations hereunder. No consent to any assignment of this Lease or subletting of any or all of the Premises shall be deemed or be construed as a consent by Landlord to any further or additional Assignment or subletting. Notwithstanding anything herein above contained to the contrary, Landlord may refuse to permit Tenant to assign this Lease or sublet to a third party any portion of the Premises if Landlord agrees to sublet back the Premises from Tenant under the same terms and conditions as set forth in this Lease and for the remaining term of this Lease. If Landlord agrees to sublet back the Premises from Tenant, Landlord shall notify Tenant within fifteen (15) business days of Tenant's request for consent. Further, Landlord may condition its consent to any assignment or sublet upon Tenant paying to Landlord the difference between the Rent reserved in this Lease and the rent collected by Tenant as assignor or sublessor after Tenant deducts the costs incurred in connection with the assignment or sublet.

         Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or a portion of the Premises without Landlord's consent to a parent, subsidiary, or an entity under common control with Tenant, or to any entity in connection with the transfer of a majority interest in Tenant's stock or the sale of substantially all of Tenant's assets, provided that all conditions to such assignment or sublet as set forth in this Section 24.1, except the requirement of consent of the Landlord, are satisfied.

         24.2 In the event of an assignment of this Lease, the assignee shall assume, by written recordable instrument satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease. No assignment shall be valid or effective in the absence of such assumption. A true copy of such assignment and the original assumption agreement shall be delivered to Landlord within ten (10) days of the effective date thereof. Notwithstanding such assignment, Tenant shall remain fully liable for the performance of all the terms and conditions of this Lease.

         24.3 With respect to each and every sublease or subletting under the provisions of this Lease, it is further agreed:

              (a) No subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease;

              (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

              (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

         24.4 Tenant in connection with any request to assign or sublet the Premises shall pay Landlord Two Hundred Fifty ($250.00) Dollars as a processing fee to reimburse Landlord for its legal and other costs of review and such amount shall be deemed Additional Rent herein due and payable at the time Tenant requests Landlord's consent.

                                   ARTICLE 25.
                  CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

         25.1 This Lease and the term and estate hereby granted are subject to the limitation that, if at any time during the term hereof, any one or more of the following events shall occur, each such event shall be deemed an Event of Default and a breach of this Lease.

              (a) If Tenant shall fail to pay any installment of Rent (including any item of Additional Rent) or any part thereof or any other monetary obligation required to be paid by Tenant to Landlord hereunder and such failure shall continue for ten (10) days after the giving of written notice thereof from Landlord to Tenant; or

              (b) If Tenant shall fail to perform or observe any other requirement of this Lease (not hereinbefore in this Section 25.1 specifically referred to) on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or in connection with any default not susceptible of being cured with due diligence within said period of thirty (30) days, such longer time as may be needed by Tenant to cure the default, not to exceed ninety (90) days, provided Tenant commences to cure within the initial thirty (30) day period and proceeds thereafter with all due diligence and the continuance of which will not subject Landlord to the risk of criminal liability or to foreclosure of any superior mortgage, if any; or

              (c) If Tenant fails to pay any installment of Rent for two (2) consecutive months or for a total of four (4) months in any period of twelve
(12) months, or more than three (3) times in any six (6) month period, then notwithstanding that such defaults shall have each been cured within the applicable grace period, any similar default shall be deemed to be deliberate and Landlord may thereafter be entitled to its remedies for breach of this Lease as hereinafter set forth without affording to Tenant an opportunity to cure such default.

         25.2 In case of any Event of Default under Article 25.1, at any time following the expiration of the respective grace periods above mentioned, Landlord in addition to any other remedy that it may have at law and/or in equity may elect to terminate this Lease by serving notice upon the Tenant of its election to terminate this Lease which notice shall specify a termination date not less than ten (10) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the Expiration Date of the term herein granted, however, Tenant's obligation to pay rent shall survive the termination of the Lease and shall continue to accrue interest at the Lease Interest Rate.

         25.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease. The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meaning.

         25.4 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the Rent which shall accrue subsequent to the re-entry of the Landlord and that Landlord may either in its own name or as agent of Tenant relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the then current terms, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease, Landlord may make such changes in the character of the improvements on the Premises as Landlord may determine to be appropriate or helpful in ejecting such lease and may grant concessions or free rent. However, in no event shall Landlord be under any obligation to relet the Premises. Further (1) in no event shall Tenant be entitled to receive any surplus of any sums received by Landlord on a reletting in excess of the Rent reserved in the Lease and (ii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such a reletting and of the expenses of reletting. Landlord agrees that it shall exert commercially reasonable efforts to mitigate damages by attempting to relet the Premises. However, in the exercise of such efforts, Tenant acknowledges that Landlord shall have no obligation to Tenant to offer the Demised Premises, or any part thereof, in any manner, shape, form, or pursuant to any program different from any other space in any building owned by Landlord in the Complex then sought to be leased by Landlord.

         25.5 In case this Lease is terminated as provided in this Article 25, and whether or not the Premises are relet, Landlord shall be entitled to recover from the Tenant, the following:

              (a) A sum equal to all expenses and costs including attorneys fees and court costs through and including all trial and appellate levels with respect to any lawsuit instituted or Defended or any actions taken by Landlord to enforce all or any of the provisions of this Lease, and all reasonable costs and charges for the care of the Premises while vacant, and all reasonable costs and charges incurred in connection with an attempt to relet the Premises, including altering and preparing the Premises for new tenants and brokers' commissions which expenses shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord;

              (b) All sums which Tenant has agreed to pay under this Lease to and on behalf of Landlord except for rent; and

              (c) A sum equal to all damages set forth in Article 26.

         25.6 Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 25 and Article 26 without waiting until the end of the then current term.

         25.7 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided for in this Lease, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         25.8 In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction.

                                   ARTICLE 26.
                                     DAMAGES

         26.1 In the event that Tenant is in breach of or in default under this Lease and such breach or default is not cured within the time period prescribed under this Lease for the cure of such breach or default, Tenant shall pay Landlord as damages the following:

              (a) The difference between the rent reserved and the rent collected and received, if any by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall, from time to time, be ascertained, computed by discounting such amount at the prime rate published in the Wall Street Journal at such time, plus one (1%) percent. Deducted from all amounts due hereunder shall be all rent received by Landlord pursuant to its efforts to relet the Premises; and

              (b) The unamortized amount of the Landlord's Work equal to (a) $250,000.00 decreased by (b) the number of months for which Base Rent and Additional Rent due hereunder have been paid times the amount of $4,166.67.

                                   ARTICLE 27.
                            BANKRUPTCY OR INSOLVENCY

         27.1 The following shall be Events of Bankruptcy under this Lease:

              (a) Tenant becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code") or under the insolvency laws of the State of New Jersey;

              (b) The appointment of a Receiver or Custodian for any or all of Tenant's property or assets,

              (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

              (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

              (e) Tenant making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

         27.2 Landlord shall have the following remedies in the event of
Bankruptcy:

              (a) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Tenant provided, however, that this Subsection (a) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee in Bankruptcy is unable to comply with the provisions of Subsections (e) and (. If Tenant or its Trustee is unable to comply with Subsections (a), (e) and (, this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Subsection (a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved Rent sustained by Landlord.

              (b) Suit for Possession. Upon termination of this Lease pursuant to Subsection (a) above, Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the State of New Jersey, or by such other proceedings, including reentry and possession, as may be applicable.

              (c) Reletting of Premises. Upon termination of this Lease pursuant to Subsection (a) above, the premises may be relet by Landlord as more fully set forth in Section 25.4.

              (d) Monetary Damages. Any damage or loss of rent sustained by Landlord as a result of an Event of Bankruptcy may be recovered by Landlord, as more fully set forth in Articles 25 and 26. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Subsection (d) may be limited by the limitations of damage provisions of the Bankruptcy Code.

              (e) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to this Article 27 shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (a) promptly cures all defaults under this Lease, (b) promptly compensates Landlord for monetary damages incurred as a result of such default, and (c) provides adequate assurance of future performance.

              (f) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 27.1 (2) (v) above, shall mean that all of the following minimum criteria must be met: (A) The Trustee must pay to Landlord, at the time the next payment of Rent is then due under this Lease, in addition to such payment of Rent, an amount equal to the next three (3) months Rent under this Lease, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payment of Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Trustee or Tenant); (B) The Tenant or Trustee must agree to pay to the Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed the amount necessary to restore such escrow account to the original level required by said provision; (C) Tenant must pay its estimate pro-rata share of the cost of all services provided by Landlord in advances of the performance or provision of such services; (D) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises;
(E) The Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged; (F) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building.

              (g) Failure to Provide Adequate Assurance. In the event Tenant is unable to: (A) cure its defaults, (B) reimburse Landlord for its monetary damages, (C) pay the Rent due under this Lease, or any other payments required of Tenant under this Lease, on time (or within ten (10) days of the due date) under this Lease, or any other payments required of Tenant under this Lease, on time (or within ten (10) days of the due date), or (D) meet the criteria and obligations imposed by Subsection ( above, then Tenant agrees in advance that it has not met its burden to provide adequate assurances of future performance, and this Lease may be terminated by Landlord in accordance with Subsection (a) above.

                                   ARTICLE 28.
                   CUMULATIVE REMEDIES - WAIVER - ORAL CHANGE

         28.1 Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant.

         28.2 The specified remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease.

         28.3 The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision or agreement. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed by Tenant, with knowledge of the breach by Tenant of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach nor shall any such acceptance of rent or any other payment in a lesser amount than is herein provided for (regardless of any endorsement on any check or any statement in any letter accompanying any payment of Rent or any other payment) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest Rent or any other payment then unpaid by Tenant. No waiver by Landlord or Tenant of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as applicable.

         28.4 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

         28.5 If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of the applicable grace period provided in Articles 25 and 27 or elsewhere in this Lease for cure of such default.

         28.6 The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

         28.7 This Lease may not be changed, modified or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

                                   ARTICLE 29.
                                 QUIET ENJOYMENT

         29.1 Tenant, upon payment of the Base Rent and all additional rents and all sums herein reserved and due upon the due performance of all the terms, covenants and conditions herein contained on the Tenant's part to be kept and performed, shall and may, at all times during the term hereby granted, peaceably and quietly enjoy the Premises, subject, however, to the terms of this Lease.

                                   ARTICLE 30.
                              ESTOPPEL CERTIFICATE

         30.1 Tenant agrees, when requested by Landlord, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant's best knowledge, Landlord is in default in performance of any of its obligations under this Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon Landlord by Tenant within ten (10) business days of Landlord's request. If Tenant fails to deliver such notice, Landlord shall be deemed appointed as

Tenant's attorney-in-fact to prepare and deliver such notice on behalf of Tenant, and Tenant shall be deemed bound thereby upon Landlord's furnishing a copy of the notice to Tenant.

                                   ARTICLE 31.
                                  SUBORDINATION

         31.1 This Lease is subject and subordinate in all respects to mortgages which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The aforesaid provisions shall be self operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, however, upon the request of Landlord, Tenant shall execute and deliver, without charge, any and all documents (in form reasonably acceptable to Landlord) subordinating this Lease and the Tenant's rights hereunder. To effectuate the intention of the parties with respect hereto, it is agreed and understood that should Tenant fail or otherwise refuse to execute such certificates as may be requested, and such failure or refusal shall continue for a period of ten (10) days after a formal written request shall have been forwarded to Tenant by Landlord, then Tenant shall be deemed to have appointed Landlord, and Landlord shall thereupon be regarded as the irrevocable attorney in-fact of Tenant, duly authorized to execute and deliver the required documents for and on behalf of Tenant.

         31.2 Tenant agrees that if requested in writing by the holder of any mortgage constituting a first lien on the Premises, it will give to the holder of such mortgage duplicates of any notices under this Lease, given by it to Landlord, and any such mortgage holder, at its option, shall have the same right as Landlord to cure any default of Landlord.

         31.3 In the event of the sale, transfer or assignment of Landlord's interest in all or any portion of the Premises or in the event any proceedings are brought for the foreclosures of or for the exercise of any power of sale under any mortgage on all or any portion of the Premises, at the option of the transferee, assignee, purchaser or mortgagee the Tenant shall attorn to the respective transferee, assignee or purchaser and recognize such party as Landlord under this Lease (to the extent applicable).

         31.4 If, in connection with obtaining financing for the Building or Premises, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely affect the leasehold interest hereby created nor otherwise adversely affect Tenant's rights hereunder. The request by such mortgagee for notice of Landlord's defaults and reasonable opportunity to cure shall not be deemed adverse.

         31.5 Landlord shall request from its current mortgagee to expressly agree that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect as herein set forth, without any modification thereof, notwithstanding any default by the mortgagor with respect to such mortgage or any foreclosure thereof, so long as Tenant shall perform all of the covenants and conditions of this Lease. In negotiating future mortgages, Landlord shall request from such prospective mortgagee a provision to the effect that so long as Tenant is not in default under this Lease, no foreclosure of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interest or rights whatsoever of Tenant under this Lease. Notwithstanding the foregoing, the refusal of any of Landlord's mortgagees or prospective mortgagees to agree to such provisions shall not be deemed to be a breach of or default under this Lease by Landlord and same shall not affect Tenant's obligations hereunder.

                                   ARTICLE 32.
                                     BROKER

         32.1 Landlord and Tenant each warrant and represent to each other that it dealt with no brokers in connection with this Lease other than the Specified Broker(s) and agree to hold the other party harmless from and against any claims for commissions by any other brokers arising by reason of its actions in connection with the execution of this Lease. Landlord agrees to be responsible for the payment of any commissions due the Specified Broker(s) in accordance with Landlord's separate agreement with the Specified Broker(s).

                                   ARTICLE 33.
                                     NOTICES

         33.1 Every notice required or permitted under this Lease shall, unless otherwise specifically provided herein, be given in writing and shall be sent by United States certified mail, return receipt requested, addressed by the party giving, making or sending the same to its Notice Address or to such other address as either party may designate from time to time by a notice given to the other party. Notice shall be deemed to be given upon receipt, provided, however, that in the event a party shall refuse to accept delivery of said certified mail, the notice shall nevertheless be deemed to be given upon the date of refusal to accept delivery and further provided that if the postal service is unable to deliver said certified mail the notice shall nevertheless be deemed to be given as of the date of the Postal Service's second notice of attempted delivery. Notwithstanding the above, a notice of change of address shall not be effective until received.

         Either party may, at its option, substitute for service by United States first class certified mail, service by Federal Express or similar overnight courier, provided that such courier obtains and makes available to its customers evidence of delivery. Notice given via such courier shall be deemed to be given upon receipt.

                                   ARTICLE 34.
                       INVALIDITY OF PARTICULAR PROVISIONS

         34.1 If any term or provision of this Lease or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

                                   ARTICLE 35.
                                  HOLDING OVER

         35.1 Tenant will have no right to remain in possession of all or part of the Premises after the expiration of the term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease, without the express consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of (1) thirty (30) days prior written notice, or (ii) the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to two hundred percent (200%) of the monthly rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this Section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or preclude Landlord from implementing summary dispossess proceedings.

                                   ARTICLE 36.
                                   ARBITRATION

         36.1 The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

         36.2 The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however that:

              (a) If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

              (b) If the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five
(5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in it absence, refusal, failure, or inability to act, may apply for a court appointment of such arbitrator.

         36.3 Each arbitrator shall be a fit and impartial person who shall have had at least five years' experience in a calling connected with the matter of dispute.

         36.4 The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) and shall take place in the County of Mercer, State of New Jersey. The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

         36.5 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursement of attorneys or witnesses for each party) shall be borne by the parties equally.

         36.6 Notwithstanding the provisions of this Article, if any delay in complying with any requirements of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage, Landlord may exercise its right under
Article 29, to remedy such default.

                                   ARTICLE 37.
                       RIGHT OF INSPECTION, ACCESS, DUCTS,
                CHANGES TO BUILDING AND RIGHT TO EXHIBIT PREMISES

         37.1 Right of Inspection. Landlord or Landlord's duly authorized representative may, upon reasonable advance written notice, during business hours and in such manner as not to unreasonably interfere with the business of Tenant to enter and inspect the Premises and show same as applicable to prospective purchasers, mortgagees or tenants of the Building as an entirety. The Landlord shall have the right to enter the Premises without notice at any time with respect to any emergency which necessitates Landlord or Landlord's duly authorized representatives entering the Premises.

         37.2 Access. Landlord understands that confidential information will be stored in the Premises and, therefore, Landlord will not permit any unauthorized or authorized persons unattended by Tenant or Tenant's representatives into the Premises. Notwithstanding the foregoing, Landlord reserves for itself entry through the Premises that permits access to any other part of the Building including, but not limited to core corridor walls, if any, doors, other entrances, roofs adjacent to the Premises and to any space in, under or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, or other Building facilities, for the purposes of operation, maintenance, decoration, repair, replacement or renovation thereof, provided, however, that access will be at reasonably appropriate hours on prior notice unless an emergency occurs.

         37.3 Ducts. Tenant shall permit Landlord to install, use and maintain, replace or add additional pipes, lines, utilities, ducts and conduits within walls, load bearing columns and ceilings located in, under or on the Premises, provided, however, that access will be at reasonably appropriate hours on prior notice unless an emergency occurs and shall be conducted with an effort to minimize interruption of Tenant's Use of Premises and provided further that Landlord will indemnify Tenant for any damages to Tenant's Premises or Tenant's Property, arising out of Landlord utilizing the provisions of this Section.

         37.4 Changes to Building. From and after the Commencement Date, Landlord reserves the absolute right which right Tenant acknowledges to perform renovation work to the Building and Real Property, to expand the Building and to erect additional buildings on the Real Property without incurring any liability to Tenant therefor provided Landlord uses reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant's business and provided Tenant is not denied access to the Premises. Landlord shall be provided access to the Premises at all reasonable times, upon reasonable notice, for the purposes of performing such work. Further, Tenant is not to be entitled to any abatement of rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid work.

         37.5 Right to Exhibit Premises and Signs. Any time during the last one hundred eighty (180) days of the term of this Lease, Landlord may, during normal business hours, and with reasonable advanced written notice to Tenant, enter the Premises with a prospective tenant and exhibit the Premises to said prospective tenant and shall have the right to place at reasonable locations on the Premises the usual notice of "To Let" and "For Rent" without hindrance and molestation.

                                   ARTICLE 38.
                               NOTICE OF ACCIDENTS

         38.1 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (1) any accident in or about the Premises for which Landlord might be liable, (ii) all fires in the Premises, (iii) all damage to or defects in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator, if any, and other systems located in or passing through the Premises or any part thereof.

                                   ARTICLE 39.
                                    CONSENTS

         39.1 Wherever it is specifically provided in this Lease that a party's consent or approval is not to be unreasonably withheld, a response to a request for such consent or approval shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed consent or approval, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or approval, or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

                                   ARTICLE 40.
                           CAPTIONS AND MARGINAL NOTES

         40.1 The captions and marginal notes of this Lease are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

                                   ARTICLE 41.
                             LIMITATION OF LIABILITY

         41.1 Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if it is in breach or default with respect to its obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's obligations of this Lease shall in no event exceed the loss of its equity in the Premises. In addition, it is further agreed that under no circumstances shall Landlord be liable to Tenant for incidental, indirect and/or consequential damages.

                                   ARTICLE 42.
                     COVENANTS BINDING ON RESPECTIVE PARTIES

         42.1 The terms, covenants, conditions, provisions and undertakings herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective agents, heirs, distributees, executors, administrators, successors and assigns, except as otherwise expressly provided in this Lease.

                                   ARTICLE 43.
                           RELATIONSHIP OF THE PARTIES

         43.1 Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and tenant. If the named Landlord in this Lease is designated as an agent or managing agent, then Tenant agrees that the word "Landlord" shall be deemed to refer solely to such agent's principal.

                                   ARTICLE 44.
                            REQUIREMENT OF EXECUTION

         44.1 The submission by Landlord to Tenant of this Lease for examination or signature of Tenant does not constitute an offer, reservation of, or option to lease, and this Lease shall have no binding force and effect upon the parties as a Lease or otherwise until execution and delivery by both Tenant and Landlord.

                                   ARTICLE 45.
                                  GOVERNING LAW

         45.1 This Lease shall be governed by and construed under the laws of the State of New Jersey. All disputes arising out of this Lease shall be resolved solely in the Federal or state courts located in the State of New Jersey.

                                   ARTICLE 46.
                             ACCORD AND SATISFACTION

         46.1 No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earlier rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

                                   ARTICLE 47.
                REPRESENTATIONS AND AGREEMENTS; ENTIRE AGREEMENT

         47.1 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that this Lease alone fully and completely expresses the parties' agreement and that this Lease is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease.

         47.2 This instrument constitutes the entire agreement between the parties and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth herein.

                                   ARTICLE 48.
                            LEASE NOT TO BE RECORDED

         48.1 Tenant agrees not to place this Lease on record, but may record a short form or memorandum of this Lease setting forth the basic information regarding this Lease, in form and substance reasonably acceptable to Landlord. Landlord shall have the right to discharge or cancel any such short form or memorandum of this Lease upon the expiration or earlier termination of this Lease. Tenant hereby appoints Landlord as its attorney in fact to execute in Tenant's name any such documentation to effectuate such discharge or cancellation.

                                   ARTICLE 49.
                                    SECURITY

         49.1 Upon execution of this Lease, Tenant shall deposit with the Landlord the Security Deposit as security for the full and faithful performance of this Lease upon the part of the Tenant to be performed. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of its obligations under this Lease (including without limitation the payment of all sums accruing hereunder), the Landlord shall return the Security Deposit to Tenant. Tenant shall not be entitled to any interest on the Security Deposit.

         49.2 The Security Deposit shall not and may not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

         49.3 If any of the rent or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants and conditions of the Lease, then Landlord may apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord for payment of any such rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default (including interest thereon at the Lease Interest Rate) or for any reasonable loss or damage sustained by Landlord due to such breach on the part of Tenant (including any reasonable damages or deficiency in the reletting of the Premises), whether such damage or deficiency may accrue before or after summary proceedings or other re-entry by Landlord and other expenses and costs, and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The use by Landlord of all or any part of the Security Deposit is not intended to be a form of liquidated damages and shall not release Tenant from liability for the full amount of any and all damages and expenses incurred by Landlord by reason of Tenant's default.

         49.4 In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         49.5 In the event of sale by Landlord of the Premises, Landlord may deliver the then balance of the Security Deposit to the transferee of Landlord's interest in the Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit, and this provision shall also apply to any subsequent transferees provided that the transferee agrees in writing to hold the Security Deposit in accordance with the terms of this Lease.

         49.6 No holder of a superior mortgage or a lessor's interest in a superior Lease to which the Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgage or lessor actually shall have received the entire Security Deposit.

         49.7 The Letter of Credit shall be an irrevocable standby letter of credit in form and substance and issued by a financial institution reasonably satisfactory to Landlord. The Letter of Credit is to secure the reimbursement of the costs and expenses incurred by Landlord in performing Landlord's Work in the event that Tenant breaches or is in default under the terms, covenants and conditions of this Lease during the Initial Term hereof. The Letter of Credit shall be available for payment upon presentation to the issuer of a statement from the beneficiary to the effect that Secured Commerce Services, Inc. or its assignee is in default in respect of the terms, covenants and conditions of this Lease and by a statement as to the amount of the Letter of Credit to be drawn by the beneficiary as a result of the payments of Base Rent and Additional Rent theretofore paid by the Tenant under this Lease. Each monthly payment of Base Rent and Additional Rent due under this Lease Agreement in full to Landlord shall reduce the amount available to Landlord under such Letter of Credit by Four Thousand One Hundred Sixty Six and 66/100 ($4,166.66) Dollars.

                                   ARTICLE 50.

         50.1 (Intentionally Omitted).

                                   ARTICLE 51.
                         JOINDERS AND SITE PLAN APPROVAL

         51.1 The Tenant, at Landlord's expense in the case of Landlord's Work, hereby agrees to join in the execution of any and all documents pertaining to the Premises which are requested by Landlord including, but not limited to, land use plan amendments, zoning applications, and all other permits, applications and/or documents, to be filed with any governmental and/or quasi-governmental authorities with respect to the development of all or any portion of the Premises ("Joinders"), provided, that such Joinder shall not materially affect Tenant's ability to occupy the Premises and use the Premises for Tenant's Permitted Use.

                                   ARTICLE 52.
                                 RENEWAL OPTION

         52.1 Provided that Tenant is not then in default of any of the terms, covenants and provisions of this Lease, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of five (5) years commencing on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the Base


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
Rent which shall be as follows: $424,403.00 per annum [$154,275.00 per annum ($9.35 per square foot net for renovated office space X 16,500 square feet of office space) plus $270,128.00 per annum ($8.00 per square foot net for office space converted from warehouse space X 33,766 square feet of converted warehouse space)] payable in equal monthly installments of $35,366.92. Tenant shall exercise the within option by giving written notice to Landlord not later than six (6) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice within said time period, Tenant shall be deemed to have waived this Renewal Option and the provisions of this Section shall be null and void.

                                   ARTICLE 53.
                            RIGHTS IN ADJACENT SPACE

         At such time that Landlord receives a bona find offer from a prospective tenant for the rental of space adjacent and contiguous to the Premises, Landlord shall present to Tenant the same essential terms and conditions of the proposed lease transaction between the Landlord and prospective tenant. If Tenant desires to match the offer and lease the space in question, the Tenant must so notify the Landlord in writing within seven (7) business days of Tenant's receipt of the essential terms and conditions of such proposed lease transaction. It shall not be necessary for Landlord to present to Tenant a complete lease in order to fulfill Landlord's obligation to Tenant pursuant to this Article. The provisions of this Article 53 shall not apply to a proposed lease transaction by and between Landlord and Accumed, Inc. or its affiliates or Parker Communications Group, Inc. or its affiliates.

         IN WITNESS WHEREOF, the Parties hereto have hereunto duly set their hands and seals as of the day and year first above written.


WITNESS:                             LANDLORD:
                                     a New Jersey limited liability company

                                     /s/ Burgise F. Palkhiwala
-------------------------------      --------------------------------------
                                     By:  Burgise F. Palkhiwala
                                     Title:  Managing Member

                                     /s/ Jon Parker
-------------------------------      --------------------------------------
                                     By:  Jon Parker
                                     Title:  Managing Member


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
ATTEST:                              TENANT:
                                     Secure Commerce Services, Inc. t/a Paytrust a Delaware corporation

                                     /s/ Kenneth Zeng
-------------------------------      --------------------------------------
                                     By:  Kenneth Zeng
                                     Title:  CFO


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
                                    EXHIBIT A

                        LOCATION OF PREMISES IN BUILDING


[GRAPHIC OF PREMISES IN BUILDING]

                                    EXHIBIT B

                              RULES AND REGULATIONS


1. Tenant shall maintain the ground adjacent to the Premises in neat and orderly condition. Waste paper and refuse shall be gathered and disposed of at least daily. Sufficient refuse cans shall be placed near operating areas to permit convenient use of same by Tenant's employees and invitees.

2. Doors and windows in the Premises shall not be covered or obstructed by Tenant and only such window coverings as are furnished or permitted by the Landlord shall be used in a Tenant's Premises.

3. Water closets and other plumbing shall be used for no other purpose than those for which they were intended, and no sweeping, rubbish, rags, or improper articles or materials shall be thrown therein.

4. No auction sales shall be conducted without the prior written permission of Landlord.

5. No nuisance, public or private, shall be created or permitted in the Premises and the Premises shall be conducted so that no annoyance is caused to Landlord or other Tenants.

6. All entrance doors in each Tenant's Premises shall be left locked and all windows shall be left closed by the Tenant when the Premises are not in use. Entrance doors shall not be left open at any time.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any Tenant's Premises and no lock on any door therein shall be changed or altered in any respect without Landlord's prior consent and Landlord shall be provided with keys to the Premises. Upon the termination of Tenant's lease, all keys to the Tenant's Premises shall be delivered to the Landlord.


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
                                  EXHIBIT C/C-1

                              [SEE ATTACHED PLANS]


         1. Phase One - 2,000 square feet of office space is immediately available for occupancy.

         2. Phase Two - An additional 18,000 square feet of office space to be completed as soon as possible.

         3. Phase Three - An additional 15,000 square feet of office space to be completed no later than June 30, 2000. Rent for such additional space shall commence on July 1, 2000, unless the Tenant takes possession of such additional space on an earlier date at which time Rent for such additional space shall commence upon the date of such possession.

         4. Phase Four - An additional final 15,000 square feet of office space to be completed no later than November 30, 2000. Rent for such additional space shall commence on December 1, 2000, unless the Tenant takes possession of such additional space on an earlier date at which time Rent for such additional space shall commence upon the date of such possession.

                                   EXHIBIT C-1


[GRAPHIC OF FLOOR SPACE]

                                 LANDLORD'S WORK

1. Offices, conference room and reception room in front of building as per plans.

2. Canopy at main entrance and vestibule within reception area with double set of double glass doors.

3. Kitchen area consisting of counter with sink and cabinets above counter, with area left for refrigerator.

4.       Enclose electrical panel by reception area.

5.       Close off area with gas and water meters.

6. Painting, carpeting (or vinyl tiles), and replacing of ceiling tiles and lighting throughout.

7. Refinishing of bathrooms and bringing in compliance with applicable building codes.

8.       Install double door in firewall at rear of area.

9. Landlord shall complete the interior of the Premises in a turnkey fit-out using the Landlord's building standard finishes in accordance with plans and specifications as noted herein, in Exhibit A, if applicable, and Exhibit D-1.

10. Landlord shall permit Tenant and/or its agents or labor to enter the Premises prior to the Commencement Date of the Lease upon prior reasonable written request from Tenant, at a time designated by Landlord consistent with Landlord's construction schedule in order to install telephone outlets and data lines. The foregoing right to enter prior to the Commencement Date, however, is conditioned upon Tenant's not interfering with Landlord's labor. If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever or if Landlord shall, in Landlord's sole judgment, determine that such entry, such work and the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Demised Premises at the earliest possible date, this right of entry may be withdrawn by Landlord immediately upon written notice to Tenant but shall be reinstated as soon as Landlord deems Tenant's re-entry practicable. Such entry shall be at Tenant's sole risk. In the event that Tenant's agents or labor incur any charges from Landlord, including but not limited to, charges for clean-up costs necessitated by Tenant's entry, such charges shall be deemed an obligation of Tenant and shall be collectible as additional rent pursuant to the Lease. Landlord shall have no liability for any furnishings, equipment or other items placed in the Premises and Tenant shall indemnify, defend and hold Landlord harmless for any damage, loss or expense caused by it or its contractors or agents. Tenant must also provide evidence of insurance in accordance with the Lease and evidence of Worker's Compensation Insurance to protect Landlord and Tenant during the period of Tenant's entry prior to the Commencement Date.

11. At any time after substantial completion of Landlord's Work, Landlord, upon reasonable notice to Tenant, may enter the Premises to complete unfinished details of Landlord's Work and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or its agents.

12. The Tenant shall be responsible for its own telecommunications, computer and systems furniture installation.

                                  TENANT'S WORK

1.       Five offices in rear of the Premises near lunch room.

2.       Shower area in front of Premises.

3. Running of electric wiring from overhead conduits where requested by Tenant.

4.       Any and all appliances requested by Tenant.

5.       Installation of security system as requested by Tenant.

         In connection with Tenant's Work, Tenant shall pay to Landlord all sums due from Tenant to Landlord prior to the commencement of the work.